EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

WADDELL & REED ADVISORS FUNDS

Schedule A to the Trust Instrument, amended and effective January 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on January 28, 2015 in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A, and is incorporated by reference herein.